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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in: (1) this Annual Report (Form 10-K) of Tractor Supply Company; (2) the Registration Statement on Form S-8 (File No. 333-10699) and related Prospectus pertaining to the Tractor Supply Company 1996 Associate Stock Purchase Plan; and (3) the Registration Statement on Form S-3 (File No. 333-35317) and related Prospectus pertaining to the Tractor Supply Company Restated 401(k) Retirement Plan, of our report dated January 18, 2002 with respect to the 2001 consolidated financial statements included in the 2001 Annual Report to Stockholders of Tractor Supply Company.



/s/ Ernst & Young LLP
Nashville, Tennessee
March 22, 2002